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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

Penson Worldwide, Inc.
Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 5 to Registration Statement No. 333-127385 of our report dated
March      , 2006, relating to the consolidated financial statements of Penson
Worldwide, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
---------------------------
BDO Seidman, LLP
Dallas, Texas

March 21, 2006